ULTRAMED INTERNATIONAL, INC.
                          BENNETT L. OPPENHEIM, Ph.D.
                                    DIRECTOR

1580 Lemoine Avenue, Suite 8                                Phone: 201-592-0634
Fort Lee, New Jersey 07024-5634                             Fax:   201-592-0652
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                               AGREEMENT BETWEEN

                          ULTRAMED INTERNATIONAL, INC.

                                      AND








THIS AGREEMENT IS ACCEPTED BY:



/S/ BENNETT L. OPPENHEIM, PH.D.  6/26/00       /S/ DR. JAVIER PIAZZA     6/26/00
-------------------------------  -------       ---------------------     -------
Bennett L. Oppenheim, Ph.D.       Date         Dr. Javier Piazza          Date
For                                            Director UltraMed
UltraMed International Inc.                       Puerto Rico
1580 Lemoine Avenue                            For
Suite 8                                        The Group
Fort Lee, NJ 07024